EX-23.1

         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
GamezNFlix, Inc.

We consent to the incorporation by reference of our independent auditors' report dated April 12, 2004 on the consolidated balance sheet as of December 31, 2003, and the related consolidated statements of operations, changes in stockholders' (deficit) and cash flows the year then ended, included in GamezNFlix, Inc.'s Form 10-KSB, into the Company's previously filed registration statements on Form S-8 POS (File No. 333-105157) and Form S-8 (File No. 333-105157).

/s/ Smith and Company
Smith and Company
Salt Lake City, Utah
April 16, 2004

                                  EX-23.1

         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
GamezNFlix, Inc.

We consent to the incorporation by reference of our independent auditors' report dated April 13, 2003 on the consolidated balance sheet as of December 31, 2002, and the related consolidated statements of operations, changes in stockholders' equity and cash flows the year then ended, included in GamezNFlix, Inc.'s (formerly known as Point Group Holdings, Incorporated) Form 10-KSB, into the Company's previously filed registration statements on Form S-8 POS (File No. 333-105157) and Form S-8 (File No. 333-105157).

/s/ Beckstead and Watts, LLP
Beckstead and Watts, LLP
Las Vegas, Nevada
April 16, 2004